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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is entered into effective as of December 7, 1998, by and between REPUBLIC SERVICES, INC., a Delaware corporation (the "Company"), and JAMES E. O'CONNOR, a Florida resident (the "Employee").

         In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

         1.       EMPLOYMENT.

                  (a) RETENTION. The Company agrees to employ the Employee as its Chief Executive Officer, and the Employee agrees to accept such employment, subject to the terms and conditions of this Agreement. The Company also agrees that its Board of Directors shall appoint the Employee to the Board as of the effective date of this Agreement, to serve until the next annual meeting of stockholders of the Company, and that he shall be nominated for election to the Board at each annual meeting of the stockholders of the Company during the term of this Agreement.

                  (b) EMPLOYMENT PERIOD. The period during which the Employee shall serve as an employee of the Company shall commence on the effective date hereof and, unless earlier terminated pursuant to this Agreement, shall expire on the third anniversary of the effective date hereof; provided that commencing on the third anniversary of the effective date hereof and on each anniversary date thereafter, the Employment Period shall automatically be extended for one additional year unless at least 90 days prior to such anniversary, the Company or the Employee shall have given written notice that it or he, as applicable, does not wish to extend this Agreement (the "Employment Period").

                  (c) DUTIES AND RESPONSIBILITIES. During the Employment Period, the Employee shall serve as Chief Executive Officer and shall have such authority and responsibility and perform such duties as may be assigned to him from time to time at the direction of the Board of Directors of the Company, and in the absence of such assignment, such duties customary to Employee's office as are necessary to the business and operations of the Company. During the Employment Period, the Employee's employment shall be full time and the Employee shall perform his duties honestly, diligently, in good faith and in the best interests of the Company and shall use his best efforts to promote the interests of the Company. All executive officers of the Company (except for the Chairman and the Vice Chairman) shall report to the Chief Executive Officer, and the Employee shall in that capacity have the authority and responsibility to assign appropriate duties to such other executive officers as are necessary to the business and operations of the Company.

                  (d) PRIOR EMPLOYER. The Company acknowledges that the Employee is bound by certain covenants in favor of his prior employer, copies of which have been provided to the




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Company. The Employee shall be entitled to rely on advice rendered to him by the
General Counsel of the Company with respect to the scope of such covenants and activities which may be undertaken by the Employee on behalf of the Company or in fulfillment of his obligations under this Agreement in light of such covenants. The Company, at its expense, will defend and hold harmless the Employee against any actions brought by his former employer against the Employee seeking to enforce such covenants or seeking damages from any alleged breach by the Employee of such covenants, provided that the Employee had sought and followed the advice of the General Counsel with respect to the activities that are the subject matter of such action.

                  (e) OTHER ACTIVITIES. Except upon the prior written consent of the Company, the Employee, during the Employment Period, will not accept any other employment. The Employee shall be permitted to engage in any non-competitive businesses, not-for-profit organizations and other ventures, such as passive real estate investments, serving on charitable and civic boards and organizations, and similar activities, so long as such activities do not materially interfere with or detract from the performance of his duties or constitute a breach of any of the provisions contained in Section 4 hereof.

         2.       COMPENSATION.

                  (a) BASE SALARY. In consideration for the Employee's services hereunder and the restrictive covenants contained herein, during the Employment Period, the Employee shall be paid an annual base salary of $385,000 (the "Salary"), payable in accordance with the Company's customary payroll practices, which Salary shall be reviewed annually by the Board of Directors of the Company. The first annual salary review shall be performed in the first quarter of 1999. No such review will result in the Employee's salary being reduced to a level below $385,000 per annum.

                  (b) BONUS. In addition to the Salary, the Employee shall be eligible for an annual bonus ("Bonus") in an amount of up to 30% of the Employee's Base Salary during the Employment Period. The Bonus shall be based on the achievement of corporate goals and objectives, and both such goals and objectives and the achievement thereof shall be determined in the sole discretion of the board of directors of the Company. With respect to any Fiscal Year during the Employment Period in which the Employee is employed by the Company for less than the entire Fiscal Year, the Bonus shall be prorated for the period during which the Employee was so employed. The Bonus shall be payable within thirty (30) days after the end of the Company's Fiscal Year. The term "Fiscal Year" as used herein shall mean each period of twelve (12) calendar months commencing on January 1st of each calendar year during the Employment Period and expiring on the following December 31st.

                  (c) STOCK OPTIONS. The Company shall issue to the Employee options to purchase 250,000 shares of the Company's Class A Common Stock pursuant to the terms of an Option Agreement in the form attached hereto as Exhibit A, in accordance with the Company's 1998 Stock Incentive Plan. The grant date shall be the day this Agreement is executed and delivered by the parties (which may be prior to the effective date set forth above), and the exercise price shall be


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based upon the closing price of a share of Class A Common Stock on the New York
Stock Exchange on the last trading day prior to that date. Options to purchase 62,500 shares shall be vested and immediately exercisable upon grant, and options to purchase an additional 46,875 shares shall vest and become exercisable each year on the first four anniversary dates of the grant date.

                  (d) BENEFITS. During the Employment Period, the Employee shall be entitled to participate in any health insurance programs, life insurance programs, disability programs, stock option plans, bonus plans, pension plans and other fringe benefit plans and programs as are from time to time established and maintained for the benefit of the Company's employees or executive officers generally, subject to the provisions of such plans and programs.

                  (e) EXPENSES. In addition to the Base Salary and benefits described above, during the Employment Period, the Employee shall be reimbursed for all out-of-pocket expenses reasonably incurred by him on behalf of or in connection with the business of the Company, pursuant to the normal standards and guidelines followed from time to time by the Company.

         3.       TERMINATION.

                  (a) FOR CAUSE. At any time during the Employment Period, the Company shall have the right to terminate the Employment Period and to discharge the Employee for Cause (as defined below) effective upon delivery of written notice to the Employee. Upon any such termination by the Company for Cause, the Employee or his legal representatives shall be entitled to that portion of the Salary prorated through the date of termination, and the Company shall have no further obligations hereunder from and after the date of such termination. Termination for Cause shall mean termination because of (i) the Employee's breach of his covenants contained in this Agreement, (ii) the Employee's failure or refusal to perform the duties and responsibilities required to be performed by the Employee under the terms of this Agreement, (iii) the Employee's gross negligence or willful misconduct in the performance of his duties hereunder,
(iv) the Employee's commission of an act constituting a felony, (v) the Employee's commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company or any of its subsidiaries or affiliates (the "Republic Group"), or (vi) the Employee's inability to perform his duties and responsibilities as provided herein for reasons other than due to his death, physical or mental disability or sickness extending for, or reasonably expected to extend for, greater than sixty days ("death or disability"). In the event of termination for Cause pursuant to clauses (i) or (ii) above, the Company shall first advise the Employee of the nature of such breach or the failure or refusal to perform, and shall provide the Employee with a 30 day period to cure such breach or to perform prior to the notice of termination for Cause becoming effective. If the Employee shall resign or otherwise terminate his employment with the Company, other than for Good Reason (as defined in (b) below), the Employee shall be deemed for purposes of this Agreement to have been terminated for Cause, and the Company shall have no further obligations hereunder from and after the date of such resignation or other termination.


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                  (b) WITHOUT CAUSE AND FOR GOOD REASON. At any time during the
Employment Period, (i) the Company shall have the right to terminate the Employment Period and to discharge the Employee without Cause effective upon delivery of written notice to the Employee, and (ii) the Employee shall have the right to terminate the Employment Period for Good Reason effective upon delivery of written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean: (i) the Company's demand that the Employee relocate his principal office to an location outside of Broward County, Florida, (ii) the Company has materially reduced the duties and responsibilities of the Employee to a level not appropriate for a Chief Executive Officer, (iii) a majority of the directors in office as of the date hereof (to the extent they are nominated for reelection) are not reelected to serve by vote of the Company's stockholders,
(iv) the Company has materially breached any provision of this Agreement and has not cured such breach following 30 days' notice of such breach from the Employee. Upon any such termination by the Company without Cause, or by the Employee for Good Reason (or due to the Employee's death or disability), the Employee (or his estate) shall be entitled, without any mitigation obligation, to continue to receive his Salary (at the level in effect at the time of such termination) payable in accordance with Section 2(a), when and as the same would have been due and payable hereunder but for such termination, and his health insurance benefits, for a period ending on the later of the first anniversary of the date of such termination or the end of the current Employment Period (the "Severance Period"), and otherwise the Company shall have no further obligations hereunder from and after the date of such termination; PROVIDED, HOWEVER, that the Employee shall only be entitled to such Salary continuation payments as long as he is in compliance with the provisions of Sections 4 and 5 below. In addition, in the event of termination by the Company without Cause, or by the Employee for Good Reason, the Employee shall be entitled to exercise any stock options which are vested and exercisable as of the date of such termination at any time prior to the end of the Severance Period.

         4. RESTRICTIVE COVENANTS. In consideration of the foregoing, the Employee agrees that during the Employment Period, and for a period of three (3) years following the termination of the Employment Period, the Employee shall not directly or indirectly:

                  (a) alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, (i) engage in the business of solid waste collection, disposal or recycling (the "Solid Waste Services Business") in any market in which the Republic Group does business, or any other line of business which is entered into by the Republic Group during the Employment Period, or
(ii) compete with the Republic Group in acquiring or merging with any other business or acquiring the assets of such other business; or

                  (b) for any reason, (i) induce any customer of the Republic Group to patronize any business directly or indirectly in competition with the Solid Waste Services Business conducted by the Republic Group in any market in which the Republic Group does business; (ii) canvass, solicit or accept from any customer of the Republic Group any such competitive business; or (iii) request or advise any customer or vendor of the Republic Group to withdraw, curtail or cancel any such customer's or vendor's business with the Republic Group; or


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                  (c) for any reason, employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Republic Group at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment.

                  Notwithstanding the foregoing, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section.

         5. CONFIDENTIALITY. The Employee agrees that at all times during and after the Employment Period, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning the Republic Group and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information ("Confidential Information"), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists, (ii) use the Confidential Information solely in connection with his employment with the Republic Group and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Republic Group, and (iv) observe all security policies implemented by the Republic Group from time to time with respect to the Confidential Information. In the event that the Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Employee shall provide the Republic Group with prompt notice of such request or order so that the Republic Group may seek to prevent disclosure. In the case of any disclosure, the Employee shall disclose only that portion of the Confidential Information that he is ordered to disclose.

         6. SPECIFIC PERFORMANCE; INJUNCTION. The parties agree and acknowledge that the restrictions contained in Sections 4 and 5 are reasonable in scope and duration and are necessary to protect the Republic Group. If any provision of Section 4 or 5 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Employee agrees and acknowledges that the breach of Section 4 or 5 will cause irreparable injury to the Republic Group and upon breach of any provision of such Sections, the Republic Group shall be entitled to injunctive relief, specific performance or other equitable relief,


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without being required to post a bond; PROVIDED, HOWEVER, that, this shall in no way limit any other remedies which the Republic Group may have (including, without limitation, the right to seek monetary damages).

         7. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to, the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties): (a) if to the Company, at its principal executive offices, addressed to the Chairman of the Board, with a copy to the General Counsel; and (b) if to the Employee, at the address listed on the signature page hereto.

         8. AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9. ASSIGNMENT; THIRD PARTY BENEFICIARY. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned or delegated by him. The Company may assign its rights, and delegate its obligations, hereunder to any affiliate of the Company, or any successor to the Company or its Solid Waste Services Business, specifically including the restrictive covenants set forth in Section 4 hereof. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns.

         10. SEVERABILITY; SURVIVAL. In the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) for the purpose of those procedures to the extent necessary to permit the remaining provisions to be enforced. The provisions of Sections 4 and 5 will survive the termination for any reason of the Employee's relationship with the Company.

         11. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.


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         12.      GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

         14. HEADINGS. The headings of Paragraphs and Sections are for convenience of reference and are not part of this Agreement and shall not affect the interpretation of any of its terms.

         15. CONSTRUCTION. This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

         16. ATTORNEY'S FEES. The prevailing party in any litigation arising out of this Agreement shall be entitled to recover its attorneys' fees and costs from the other party.

                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                    REPUBLIC SERVICES, INC., a Delaware
                                    corporation



                                    By:  /s/ Harris W. Hudson
                                       -----------------------------------------
                                         Name:  Harris W. Hudson
                                              ----------------------------------
                                         Title: Vice Chairman
                                               ---------------------------------



                                    EMPLOYEE:


                                    /s/ James E. O'Connor
                                    --------------------------------------------
                                    JAMES E. O'CONNOR


                                    Address for Notices:

                                    [omitted]
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